Exhibit 3.2

BYLAWS
OF
UNITED BUSINESS HOLDINGS, INC.
A NEVADA CORPORATION

i

ii

BYLAWS
OF
UNITED BUSINESS HOLDINGS, INC.
a Nevada corporation
(the “corporation”)
ARTICLE I
OFFICES AND FISCAL YEAR
     SECTION 1.01. Registered Office. The registered office of the corporation shall be in Carson City, Nevada at the office of the registered agent of the corporation until otherwise established by a vote of a majority of the board of directors in office, and a statement of such change is filed in the manner provided by statute.
     SECTION 1.02. Other Offices. The corporation may also have offices at such other places within or without the State of Nevada as the board of directors may from time to time determine or the business of the corporation requires.
     SECTION 1.03. Fiscal Year. The fiscal year of the corporation shall end on the 31st of December in each year.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     SECTION 2.01. Place of Meeting. All meetings of the stockholders of the corporation shall be held at the registered office of the corporation, or at such other place within or without the State of Nevada as shall be designated by the board of directors in the notice of such meeting.
     SECTION 2.02. Annual Meeting. The board of directors may fix the date and time of the annual meeting of the stockholders, but if no such date and time is fixed by the board, the annual meeting for any calendar year shall be held on the third Tuesday of May in such year, if not a legal holiday, and if a legal holiday then on the next succeeding business day at 10:00 a.m., and at said annual meeting the stockholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before such annual meeting.
     SECTION 2.03. Special Meetings. Special meetings of the stockholders of the corporation for any purpose or purposes for which meetings may lawfully be called, may be called at any time by the chairman of the board, a majority of the board of directors, the chief executive officer or the president, or at the request, in writing, of stockholders owning individually or together 50% or more of the entire capital stock of the corporation issued and outstanding and entitled to vote. At any time, upon written request of any person or persons who have duly called a special meeting, which written request shall state the purpose or purposes of the meeting, it shall be the duty of the secretary to fix the date of the meeting to be held at such date and time as the secretary may fix, which date shall be not less than 10 nor more than 60 days after the receipt of the request. It shall further be the duty of the secretary to give due notice of the date and time of such meeting. If the secretary shall neglect or refuse to fix the time and date of such meeting and give notice thereof, the person or persons calling the meeting may do so.
     SECTION 2.04. Notice of Meetings. Written notice of the place, date and hour of every meeting of the stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting. Every notice of a special meeting shall state the purpose or purposes thereof.
     SECTION 2.05. Nominations for Directors. Subject to the rights granted to a particular class or series of stock, nominations for the election of directors may be made (i) by or at the direction of the Board of Directors or (ii) by any stockholder entitled to vote for the election of directors who complies with the procedures set forth in this section. All nominations by stockholders shall be made pursuant to timely notice in proper written form to the Secretary of the corporation. To be timely, a stockholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 120 days prior to the date that the proxy statement for the annual meeting is made available to stockholders; provided, however, that in the event less than 30 days’ notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such disclosure was made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. To be in proper written form, the stockholder’s notice to the secretary shall set forth in writing (a) the name and address of the stockholder who intends to make the nomination and of the person or persons intended to be nominated; (b) the class and number of shares of stock of the corporation which are beneficially owned by such stockholder intending to make the nomination; (c) a representation that the stockholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (e) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the board of directors; and (f) the consent of each nominee to serve as director of the corporation if so elected. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in these bylaws. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.
     SECTION 2.06. Stockholder Proposals. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the board of directors or (ii) by any stockholder entitled to vote at the meeting who complies with the procedures set forth in this section. For business to be brought properly before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation. To be timely, a stockholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 120 days prior to the date that the proxy statement for the annual meeting is made available to stockholders; provided, however, that in the event less than 30 days’ notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such disclosure was made. To be in proper written form, the stockholder’s notice to the secretary shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) his or her name and address, as they appear on the corporation’s books, (c) the class and number of shares of stock of the corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this section. The chairman of the meeting shall refuse to acknowledge or consider any business that is not properly brought before the meeting in accordance with the provisions of this section.
     SECTION 2.07. Quorum, Manner of Acting and Adjournment. The holders of a majority of the stock issued and outstanding (not including treasury stock) and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation or by these bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When a quorum is present at any meeting, the vote of the holders of the majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, except that the election of directors will be decided by the affirmative vote of the holders of a plurality of the stock having voting power present in person or represented by proxy, and unless the question is one upon which, by express provision of the applicable statute, the certificate of incorporation or these bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question. Except upon those questions governed by the aforesaid express provisions, the stockholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.
     SECTION 2.08. Organization. At every meeting of the stockholders, the chairman of the board, if there be one, shall act as chairman. In the case of a vacancy in the office or absence of the chairman of the board, one of the following persons present in the order stated shall act as chairman of the meeting: the vice chairman, if one has been appointed, the chief executive officer or the president, the vice presidents in their order or rank, a chairman designated by the board of directors or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast. The order of business at each such meeting shall be as determined by the chairman of the meeting, who shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, establishing procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls. The secretary, or, in his or her absence, an assistant secretary, or in the absence of the secretary and the assistant secretaries, a person appointed by the chairman, shall act as secretary.
     SECTION 2.09. Voting. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock having voting power held by such stockholder. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Every proxy shall be executed in writing by the stockholder or by his or her duly authorized attorney-in-fact and filed with the secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the secretary of the corporation. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the secretary of the corporation.
     All elections of directors shall be by written ballot, unless otherwise provided in the certificate of incorporation; the vote upon any other matter need not be by ballot.
     SECTION 2.10. Voting Lists. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
     SECTION 2.11. Judges of Election. In advance of any meeting of stockholders, the board of directors may appoint judges of election, who need not be stockholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the chairman of any such meeting may, and upon the demand of any stockholder or his or her proxy at the meeting and before voting begins shall, appoint judges of election. The number of judges shall be either one or three, as determined, in the case of judges appointed upon demand of a stockholder, by stockholders present entitled to cast a majority of the votes which all stockholders present are entitled to cast thereon. No person who is a candidate for office shall act as a judge. In case any person appointed as judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting, or at the meeting by the chairman of the meeting.
     If judges of election are appointed as aforesaid, they shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. If there be three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.
     On request of the chairman of the meeting or of any stockholder or his or her proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.
ARTICLE III
BOARD OF DIRECTORS
     SECTION 3.01. Powers. The board of directors shall have full power to manage the business and affairs of the corporation; and all powers of the corporation, except those specifically reserved or granted to the stockholders by statute, by the certificate of incorporation or by these bylaws, are hereby granted to and vested in the board of directors.
     SECTION 3.02. Number of Directors. The number of directors of the corporation shall consist of not less than three (3) nor more than eighteen (18) persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the board of directors or by the vote of holders of a majority of the outstanding shares entitled to vote. Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are chosen and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.
     SECTION 3.03. Classified Board. The board shall be divided into three classes. The classes shall be designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. The term of office of the initial Class I directors shall expire at the 2009 annual meeting of stockholders; that of the initial Class II directors at the 2010 annual meeting of stockholders; and that of the initial Class III directors at the 2011 annual meeting of stockholders. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Each director shall be elected by a plurality of votes cast at the annual meeting of stockholders by the holders of shares entitled to vote thereon to serve until his or her respective successor is duly elected and qualified. Except as otherwise provided by law, if the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. Any vacancies in the board of directors that occur for any reason prior to the expiration of the term of office of the class in which the vacancy occurs, including vacancies that occur by reason of an increase in the number of directors, may be filled only by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon or by the board of directors of the corporation, acting by the affirmative vote of a majority of the remaining directors then in office (even if less than a quorum). A director elected to fill a vacancy shall hold office during the term to which his or her predecessor had been elected and until his or her successor shall have been elected and shall qualify, or until his or her death, resignation or removal.
     SECTION 3.04. No Cumulative Voting. The election of directors shall not be by cumulative voting. At each election of directors, each stockholder entitled to vote may vote all the shares held by that stockholder for each of several nominees for director up to the number of directors to be elected. The stockholder may not cast more votes for any single nominee than the number of shares held by that stockholder.
     SECTION 3.05. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office the remainder of the term of office of the vacated directorship and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.
     If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the district court may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.
     SECTION 3.06. Resignations. Any director of the corporation may resign at any time by giving written notice to the chief executive officer or the president or the secretary of the corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 3.07. Removals. Directors may be removed only by the affirmative vote of not less than two-thirds (66 2/3%) of the outstanding shares of stock entitled to vote thereon.
     SECTION 3.08. Organization. At every meeting of the board of directors, the chairman of the board, if there be one shall preside. In the case of a vacancy in the office or absence of the chairman of the board, one of the following officers present in the order stated shall preside: the vice chairman of the board, if there be one, the chief executive officer or the president, the vice presidents in their order of rank and seniority, or a chairman chosen by a majority of the directors present. The secretary, or, in his or her absence, an assistant secretary, or in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary.
     SECTION 3.09. Place of Meeting. The board of directors may hold its meeting, both regular and special, at such place or places within or without the State of Nevada as the board of directors may from time to time appoint, or as may be designated in the notice calling the meeting.
     SECTION 3.10. Organization Meeting. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.
     SECTION 3.11. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and place as shall be designated from time to time by resolution of the board of directors. If the date fixed for any such regular meeting be a legal holiday under the laws of the state where such meeting is to be held, then the same shall be held on the next succeeding business day, not a Saturday, or at such other time as may be determined by resolution of the board of directors. At such meetings, the directors shall transact such business as may properly be brought before the meeting.
     SECTION 3.12. Special Meetings. Special meetings of the board of directors shall be held whenever called by the chief executive officer or the president or by two or more of the directors. Notice of each such meeting shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone) or 48 hours (in the case of notice by telegram) or five days (in the case of notice by mail) before the time at which the meeting is to be held. Each such notice shall state the time and place of the meeting to be so held.
     SECTION 3.13. Quorum, Manner of Acting and Adjournment. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board.
     SECTION 3.14. Executive and Other Committees. The board of directors may, by resolution adopted by a majority of the whole board, designate an executive committee and one or more other committees, each committee to consist of two or more directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence of disqualification of a member, and the alternate or alternates, if any, designated for such member, of any committee the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.
     Any such committee to the extent provided in the resolution establishing such committee shall have and may exercise all the power and authority of the board of directors in the management of the business and affairs of the corporation, including the power or authority to declare a dividend or to authorize the issuance of stock, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 78.195 of the Nevada Revised Statutes (“NRS”), fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), adopting an agreement of merger or consolidation under Chapter 92A of the NRS, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 92A.180 of the NRS. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee so formed shall keep regular minutes of its meetings and report the same to the board of directors when required.
     SECTION 3.15. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
ARTICLE IV
NOTICE — WAIVERS — MEETINGS
     SECTION 4.01. Notice, What Constitutes. Whenever, under the provisions of the statutes of Nevada or the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors also may be given in accordance with Section 3.12 hereof.
     SECTION 4.02. Waivers of Notice. Whenever any written notice is required to be given under the provisions of the certificate of incorporation, these bylaws, or by statute, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of stockholders, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice of such meeting.
     Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.
     SECTION 4.03. Conference Telephone Meetings. One or more directors may participate in a meeting of the board, or of a committee of the board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.
ARTICLE V
OFFICERS
     SECTION 5.01. Number, Qualifications and Designation. The officers of the corporation shall be chosen by the board of directors and shall be a chief executive officer and/or a president, one or more vice presidents, a secretary, a treasurer, or officers acting in such capacities and such officers as may be elected in accordance with the provisions of Section 5.03 hereof.
     SECTION 5.02. Election and Term of Office. The officers of the corporation, except those elected by delegated authority pursuant to Section 5.03 hereof, shall be elected annually by the board of directors, and such other officer shall hold his or her office until his or her successor shall have been elected and qualified, or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation.

     SECTION 5.03. Subordinate Officers, Committees and Agents. The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these bylaws, or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.
     SECTION 5.04. The Chairman and Vice-Chairman of the Board. The chairman of the board, or in his or her absence, the vice-chairman of the board, shall preside at all meetings of the stockholders and of the board of directors, and shall perform such other duties as may from time to time be assigned to them by the board of directors. The chairman shall have the power to sign documents and instruments on behalf of the corporation in the same manner that such power is conferred upon the president.
     SECTION 5.05. The Chief Executive Officer or President. The chief executive officer or the president shall perform such duties and shall have such rights and responsibilities as may from time to time be assigned to him or her by the board of directors.
     SECTION 5.06. The Vice Presidents. The vice president or vice presidents, if any, shall perform the duties of the chief executive officer or the president in his or her absence and such other duties as may from time to time be assigned to them by the board of directors or by the chief executive officer or the president.
     SECTION 5.07. The Secretary. The secretary, or an assistant secretary, shall attend all meetings of the stockholders and of the board of directors and shall record the proceedings of the stockholders and of the directors and of committees of the board in a book or books to be kept for that purpose; see that notices are given and records and reports properly kept and filed by the corporation as required by law; be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, perform all duties incident to the office of the secretary, and such other duties as may from time to time be assigned to him or her by the board of directors or the chief executive officer or the president.
     SECTION 5.08. The Treasurer. The treasurer, or an assistant treasurer, shall have or provide for the custody of the funds or other property of the corporation and shall keep a separate book account of the same to his or her credit as treasurer; collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; whenever required by the board of directors, render an account showing his or her transactions as treasurer and the financial condition of the corporation; and, in general, discharge such other duties as may from time to time be assigned to him or her by the board of directors or the chief executive officer or the president.

     SECTION 5.09. Officers’ Bonds. No officer of the corporation need provide a bond to guarantee the faithful discharge of his or her duties unless the board of directors shall by resolution so require a bond in which event such officer shall give the corporation a bond (which shall be renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his or her office.
     SECTION 5.10. Salaries. The salaries of the officers and agents of the corporation elected by the board of directors shall be fixed from time to time by the board of directors.
ARTICLE VI
CERTIFICATES OF STOCK, TRANSFER, ETC.
     SECTION 6.01. Issuance. Each stockholder shall be entitled to a certificate for shares of stock of the corporation owned by him or her upon his or her request therefor. The stock certificates of the corporation shall be numbered and registered in the stock ledger and transfer books of the corporation as they are issued. They shall be signed by the chief executive officer or the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed. Any of or all the signatures upon such certificate may be a facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate, shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent or registrar at the date of its issue.
     SECTION 6.02. Transfer. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. No transfer shall be made which would be inconsistent with the provisions of Article 8, Title 6 of the Nevada Uniform Commercial Code-Investment Securities.
     SECTION 6.03. Stock Certificates. Stock certificates of the corporation shall be in such form as provided by statute and approved by the board of directors. The stock record books and the blank stock certificates books shall be kept by the secretary or by any agency designated by the board of directors for that purpose.
     SECTION 6.04. Lost, Stolen, Destroyed or Mutilated Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     SECTION 6.05. Record Holder of Shares. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.
     SECTION 6.06. Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than 60 or less than 10 days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the board meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.
     In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the NRS, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Nevada, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by the NRS, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.
     In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of the business on the day on which the board of directors adopts the resolution relating thereto.

ARTICLE VII
INDEMNIFICATION OF DIRECTORS, OFFICERS AND
OTHER AUTHORIZED REPRESENTATIVES
     SECTION 7.01. Indemnification of Authorized Representatives in Third Party Proceedings. The corporation shall indemnify any person who was or is an authorized representative of the corporation, and who was or is a party or is threatened to be made a party to any corporation proceeding, by reason of the fact that such person was or is an authorized representative of the corporation, against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal third party proceeding (including any action or investigation which could or does lead to a criminal third party proceeding) had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, indictment, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.
     SECTION 7.02. Indemnification of Authorized Representatives in Corporate Proceedings. The corporation shall indemnify any person who was or is an authorized representative of the corporation and who was or is a party or is threatened to be made a party to any corporate proceeding by reason of the fact that such person was or is an authorized representative of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the district court or the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the district court or such other court shall deem proper.
     SECTION 7.03. Mandatory Indemnification of Authorized Representatives. To the extent that an authorized representative of the corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.
     SECTION 7.04. Determination of Entitlement to Indemnification. Any indemnification under Section 7.01, 7.02 or 7.03 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has either met the applicable standard of conduct set forth in Section 7.01 or 7.02 or has been successful on the merits or otherwise as set forth in Section 7.03 and that the amount requested has been actually and reasonably incurred. Such determination shall be made:
          (1) By the board of directors by a majority of a quorum consisting of directors who were not parties to such third party or corporate proceeding, or
          (2) If such a quorum is not obtainable, by independent legal counsel in a written opinion, or
          (3) By the stockholders.
     SECTION 7.05. Advancing Expenses. Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of a director by the corporation in advance of the final disposition of such third party or corporate proceeding upon receipt of an acknowledgement of or an undertaking by or on behalf of the director to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article.
     Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of an authorized representative other than a director by the corporation in advance of the final disposition of such third party or corporate proceeding as authorized by the board of directors upon receipt of an acknowledgement of or an undertaking by or on behalf of such authorized representative to repay if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article.
     The financial ability of any authorized representative to make a repayment contemplated by this Section shall not be a prerequisite to the making of an advance, and shall not be considered by the board of directors in determining whether to authorize advancement of expenses.
     SECTION 7.06. Definitions. For purposes of this Article:
          (1) “authorized representative” shall mean a director or officer of the corporation, or a person serving at the request of the corporation as a director, officer, or trustee, of another corporation, partnership, joint venture, trust or other enterprise;
          (2) “corporation” shall include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (3) “corporate proceeding” shall mean any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor or investigative proceeding by the corporation;
          (4) “criminal third party proceedings” shall include any action or investigation which could or does lead to a criminal third party proceeding;
          (5) “expenses” shall include attorney’s fees and disbursements;
          (6) “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan;
          (7) “not opposed to the best interests of the corporation” shall include such actions taken in good faith and in a manner the authorized representative reasonably believed to be in the interest of the participants and beneficiaries of a benefit plan;
          (8) “other enterprises” shall include employee benefit plans;
          (9) “party” shall include the giving of testimony or similar involvement;
          (10) “serving at the request of the corporation” shall include any service as a director, officer or employee of the corporation which imposes duties on, or involves service by, such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries; and
          (11) “third party proceeding” shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation.
     SECTION 7.07. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in such a capacity, or arising out of his or her status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.
     SECTION 7.08. Scope of Article. The indemnification of authorized representatives and advancement of expenses, as authorized by the preceding provisions of this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to the action in an official capacity and as to action in another capacity. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an authorized representative and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 7.09. Reliance on Provisions. Each person who shall act as an authorized representative of the corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article.
ARTICLE VIII
GENERAL PROVISIONS
     SECTION 8.01. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
     SECTION 8.02. Annual Statements. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.
     SECTION 8.03. Contracts. Except as otherwise provided in these bylaws, the board of directors may authorize any officer or officers including the chairman and vice chairman of the board of directors, or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the corporation and such authority may be general or confined to specific instances.
     SECTION 8.04. Checks. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the board of directors may from time to time designate.
     SECTION 8.05. Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Nevada.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
     SECTION 8.06. Deposits. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the board of directors shall from time to time determine.
     SECTION 8.07. Corporate Records. At least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of and number of shares registered in the name of each stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
     Every stockholder shall, upon written demand, under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose, the stock ledger, books or records of account, and records of the proceedings of the stockholders and directors, and make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Nevada or at its principal place of business. Where the stockholder seeks to inspect the books and records of the corporation, other than its stock ledger or list of stockholders, the stockholder shall first establish (1) compliance with the provisions of this section respecting the form and manner of making demand for inspection of such document; and (2) that the inspection sought is for a proper purpose. Where the stockholder seeks to inspect the stock ledger or list of stockholders of the corporation and has complied with the provisions of this section respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the corporation to establish the inspection sought is for an improper purpose.
     Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director. The district court is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger and the stock list and to make copies or extracts therefrom. The court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the court may deem just and proper.
ARTICLE IX
AMENDMENTS
     SECTION 9.01. Amendment of Bylaws. These bylaws may be altered, amended or repealed, or new bylaws may be adopted, by the vote of more than 50% of the stockholders or by a majority of the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.